Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

August 23, 2016

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2016 FOURTH QUARTER AND ANNUAL RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, August 23, 2016 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended July 30, 2016. The Company reported:

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Contract revenues of $789.2 million for the quarter ended July 30, 2016, compared to $578.5 million for the quarter ended July 25, 2015. Contract revenues for the quarter ended July 30, 2016 grew 20.0% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year quarter and adjusting for the additional week of operations during the quarter ended July 30, 2016 as a result of the Company’s 52/53 week fiscal year. Total contract revenues from acquired businesses were $44.8 million for the quarter ended July 30, 2016, compared to $2.4 million for the quarter ended July 25, 2015.

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Non-GAAP Adjusted EBITDA of $126.0 million, or 16.0% of contract revenues, for the quarter ended July 30, 2016, compared to $88.5 million, or 15.3% of contract revenues, for the quarter ended July 25, 2015.

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On a GAAP basis, net income was $49.4 million, or $1.54 per common share diluted, for the quarter ended July 30, 2016. Non-GAAP Adjusted Net Income was $52.7 million, or $1.64 per common share diluted, for the quarter ended July 30, 2016, compared to net income of $33.8 million, or $0.97 per common share diluted, for the quarter ended July 25, 2015. Non-GAAP Adjusted Net Income for the quarter ended July 30, 2016 excludes $0.7 million of pre-tax acquisition transaction related costs and $4.6 million of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% senior convertible notes due September 2021.

The Company also reported:

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Contract revenues of $2.673 billion for the fiscal year ended July 30, 2016, compared to $2.022 billion for the fiscal year ended July 25, 2015. Contract revenues for the fiscal year ended July 30, 2016 grew 22.7% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the full year in both the current and prior year and adjusting for the additional week of operations during the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal year. Total contract revenues from acquired businesses were $159.0 million for the fiscal year ended July 30, 2016, compared to $17.7 million for the fiscal year ended July 25, 2015.

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Non-GAAP Adjusted EBITDA of $390.0 million, or 14.6% of contract revenues, for the fiscal year ended July 30, 2016, compared to $265.5 million, or 13.1% of contract revenues, for the fiscal year ended July 25, 2015.

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On a GAAP basis, net income was $128.7 million, or $3.89 per common share diluted, for the fiscal year ended July 30, 2016. Non-GAAP Adjusted Net Income was $148.4 million, or $4.48 per common share diluted, for the fiscal year ended July 30, 2016, compared to net income of $84.3 million, or $2.41 per common share diluted, for the fiscal year ended July 25, 2015. Non-GAAP Adjusted Net Income for the fiscal year ended July 30, 2016 excludes $0.7 million of pre-tax acquisition transaction related costs, the impact of a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of the Company’s 7.125% senior subordinated notes, as well as $14.7 million of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% senior convertible notes due September 2021.

The Company’s fiscal year ends on the last Saturday in July. As a result, each fiscal year consists of either 52 weeks or 53 weeks of operations (with the additional week of operations occurring in the fourth quarter). Fiscal 2016 consisted of 53 weeks and fiscal 2015 consisted of 52 weeks of operations. Fiscal 2017 will consist of 52 weeks of operations.

The Company also announced its outlook for the first quarter of fiscal 2017. The Company currently expects total contract revenues for the first quarter of fiscal 2017 to range from $780 million to $810 million. On a GAAP basis, diluted earnings per common share for the first quarter of fiscal 2017 is expected to range from $1.47 to $1.62. Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $1.55 to $1.70. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.3 million of pre-tax interest expense for non-cash amortization of debt discount, or $0.08 per common share diluted on an after-tax basis. A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the first quarter of fiscal 2017 is included within the press release tables.

Additionally, the Company reported that the recently acquired operations of Goodman Networks are now expected to produce lower revenue in fiscal 2017 than initially anticipated but are expected to achieve higher EBITDA margins sooner than initially anticipated. The Company currently expects these operations to produce revenues of approximately $100 million during fiscal 2017. Beginning in the second quarter of fiscal 2017, these operations are expected to produce EBITDA as a percentage of revenue in line with Dycom’s consolidated EBITDA as a percentage of revenue.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Explanation of Non-GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, August 24, 2016; call (800) 230-1074 (United States) or (612) 234-9960 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at www.dycomind.com. The conference call materials will be available at approximately 7:00 a.m. (ET) on August 24, 2016. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at www.dycomind.com until Friday, September 23, 2016.

For additional detail on selected financial information including organic contract revenue, customer metrics, and certain other selected financial data and Non-GAAP financial measures, please refer to the Trend Schedule at www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on August 24, 2016.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

Fiscal 2016 fourth quarter results are preliminary and unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections and includes the first quarter of fiscal 2017 outlook and statements found under the “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” section of this release. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
	As of	As of
	July 30, 2016	July 25, 2015
	(Dollars in thousands)
ASSETS
Current assets:
Cash and equivalents	$33,787	$21,289
Accounts receivable, net	328,030	315,134
Costs and estimated earnings in excess of billings	376,972	274,730
Inventories	73,606	48,650
Deferred tax assets, net	22,733	20,630
Other current assets	16,106	16,199
Total current assets	851,234	696,632

Property and equipment, net	326,670	231,564
Goodwill and other intangible assets, net	508,036	392,579
Other (b)	33,776	33,148
Total non-current assets	868,482	657,291
Total assets	$1,719,716	$1,353,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115,492	$71,834
Current portion of debt (a)	13,125	3,750
Billings in excess of costs and estimated earnings	19,557	16,896
Accrued insurance claims	36,844	35,824
Income taxes payable	15,307	8,916
Other accrued liabilities	122,302	89,490
Total current liabilities	322,627	226,710

Long-term debt (a) (b)	706,202	516,900
Accrued insurance claims	52,835	51,476
Deferred tax liabilities, net non-current	76,587	47,388
Other liabilities	4,178	4,249
Total liabilities	1,162,429	846,723

Total stockholders’ equity	557,287	507,200
Total liabilities and stockholders’ equity	$1,719,716	$1,353,923

(a) Total carrying amount of outstanding indebtedness consisted of the following (dollars in thousands):
	As of	As of
	July 30, 2016	July 25, 2015
Credit Agreement - Revolving facility (matures April 2020)	$—	$95,250
Credit Agreement - Term loan facilities (mature April 2020)	346,250	150,000
0.75% senior convertible notes (matures September 2021)	485,000	—
Debt discount and unamortized debt issuance costs (b)	(111,923)	(4,941)
7.125% senior subordinated notes (including debt premium)	—	280,341
	719,327	520,650
Less: Current portion of term loan facilities	(13,125)	(3,750)
Long-term debt	$706,202	$516,900

(b) During the fourth quarter of fiscal 2016, debt issuance costs of $4.9 million (previously reported within other non-current assets) were reclassified as a reduction to long-term debt as of July 25, 2015 due to the Company’s adoption of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	July 30, 2016	July 25, 2015	July 30, 2016	July 25, 2015
	(Dollars in thousands, except per share amounts)

Contract revenues	$789,159	$578,479	$2,672,542	$2,022,312

Costs of earned revenues, excluding depreciation and amortization	605,909	446,114	2,083,579	1,593,250
General and administrative expenses (a)	62,146	47,483	217,149	178,700
Depreciation and amortization	36,010	25,865	124,940	96,044
Total	704,065	519,462	2,425,668	1,867,994

Interest expense, net (b)	(9,710)	(6,899)	(34,720)	(27,025)
Loss on debt extinguishment (c)	—	—	(16,260)	—
Other income, net	3,569	1,292	10,433	8,291
Income before income taxes	78,953	53,410	206,327	135,584

Provision for income taxes	29,593	19,583	77,587	51,260

Net income	$49,360	$33,827	$128,740	$84,324

Earnings per common share:

Basic earnings per common share	$1.57	$1.00	$3.98	$2.48

Diluted earnings per common share	$1.54	$0.97	$3.89	$2.41

Shares used in computing earnings per common share:
Basic	31,363,768	33,936,859	32,315,636	34,045,481

Diluted	32,074,169	34,830,901	33,115,755	35,026,688

(a) Includes stock-based compensation expense of $4.2 million and $3.1 million for the three months ended July 30, 2016 and July 25, 2015, respectively, and $16.8 million and $13.9 million for the fiscal year ended July 30, 2016 and July 25, 2015, respectively. Includes $0.7 million of acquisition transaction related costs for the three months and fiscal year ended July 30, 2016.

(b) Includes $4.6 million and $14.7 million for the three months and fiscal year ended July 30, 2016, respectively, for non-cash amortization of the debt discount associated with the 0.75% convertible senior notes due 2021.

(c) The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes due 2021 on September 15, 2015.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
Unaudited

NON-GAAP ORGANIC CONTRACT REVENUES AND NON-GAAP ORGANIC CONTRACT REVENUES GROWTH %

	Contract Revenues - GAAP	Revenues from businesses acquired (a)	Additional week of revenue as a result of the Company's 52/53 week year (b)	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
	(Dollars in thousands)

Three Months Ended July 30, 2016	$789,159	$(44,782)	$(53,170)	$691,207	36.4%	20.0%

Three Months Ended July 25, 2015	$578,479	$(2,354)	$—	$576,125

Fiscal Year Ended July 30, 2016	$2,672,542	$(158,965)	$(52,897)	$2,460,680	32.2%	22.7%

Fiscal Year Ended July 25, 2015	$2,022,312	$(17,657)	$—	$2,004,655

(a) Amounts for the three months and fiscal year ended July 30, 2016 and July 25, 2015 represent revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.

(b) Calculated as total fourth quarter of fiscal 2016 contract revenues less contract revenues for the fourth quarter of fiscal 2016 from businesses acquired that were not owned for the full period in both the current and prior year period, divided by 14 weeks.

NON-GAAP ADJUSTED EBITDA

	Three Months	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	July 30, 2016	July 25, 2015	July 30, 2016	July 25, 2015
	(Dollars in thousands)
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$49,360	$33,827	$128,740	$84,324
Interest expense, net	9,710	6,899	34,720	27,025
Provision for income taxes	29,593	19,583	77,587	51,260
Depreciation and amortization expense	36,010	25,865	124,940	96,044
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	124,673	86,174	365,987	258,653
Gain on sale of fixed assets	(3,593)	(861)	(9,806)	(7,110)
Stock-based compensation expense	4,249	3,150	16,850	13,923
Loss on debt extinguishment	—	—	16,260	—
Acquisition related costs	715	—	715	—
Non-GAAP Adjusted EBITDA	$126,044	$88,463	$390,006	$265,466

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

NON-GAAP ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Three Months	Fiscal Year
	Ended	Ended
	July 30, 2016	July 30, 2016
	(Dollars in thousands, except share amounts)
Reconciliation of Non-GAAP Adjusted Net Income:

Net income	$49,360	$128,740

Adjustments
Pre-tax loss on debt extinguishment	—	16,260
Pre-tax non-cash amortization of debt discount	4,590	14,709
Acquisition related costs	715	715
Tax impact of adjustments	(1,995)	(12,040)
Total adjustments, net of tax	3,310	19,644

Non-GAAP Adjusted Net Income	$52,670	$148,384

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:

Net income per common share	$1.54	$3.89
Total adjustments from above, net of tax	0.10	0.59
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.64	$4.48

Diluted shares used in computing Adjusted Diluted Earnings per Common Share	32,074,169	33,115,755

OUTLOOK - ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Outlook for the
Three Months Ending
October 29, 2016 (a)

Diluted earnings per common share	$1.47 - $1.62

Adjustment
After-tax non-cash amortization of debt discount (b)	$0.08

Non-GAAP Adjusted diluted earnings per common share	$1.55 - $1.70

(a) Guidance for diluted earnings per common share and Non-GAAP adjusted diluted earnings per common share for the three months ending October 29, 2016 were computed using approximately 32.2 million in diluted weighted average shares outstanding.

(b) The Company expects to recognize approximately $4.3 million in pre-tax interest expense during the three months ending October 29, 2016 for non-cash amortization of the debt discount associated with its 0.75% senior convertible notes. The Company excludes the effect of this amortization in its Non-GAAP financial measures.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal calendar. Non-GAAP Organic Contract Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

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Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items, and “Non-GAAP Adjusted Diluted Earnings per Common Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of the debt discount - The Company’s 0.75% senior convertible notes due September 2021 (the “Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the notes represents a debt discount. The debt discount will be amortized over the term of the notes but will not result in periodic cash interest payments. During the three months and fiscal year ended July 30, 2016, the Company recognized approximately $4.6 million and $14.7 million, respectively, in pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes in the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results.

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Tax impact of adjusted results - The tax impact of the adjusted results for the three months and fiscal year ended July 30, 2016 was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending October 29, 2016 was calculated using an effective tax rate used for financial planning and forecasting future results.